                                UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 --------------


                                FORM 8-K/A No. 1


                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE

                SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED

              Date of Report (date of earliest event reported):
                                July 31, 1996

                         Eagle River Interactive, Inc.
                -----------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                0-28004                 84-1320277
   ------------------------    ----------------       -------------------
   (State of Incorporation)    (Commission File          (IRS Employee
                                   Number)            (Identification No.)


    1060 West Beaver Creek Boulevard  Avon, Colorado             81620
    ------------------------------------------------           ----------
       (Address of principal executive offices)                (Zip Code)


                                 (970) 845-8300
              ---------------------------------------------------
              (Registrant's telephone number, including area code)

                                      N/A
              ---------------------------------------------------
         (Former name or former address if changed since last report.)

         Item 7 of the Current Report on Form 8-K of Eagle River Interactive, Inc., a Delaware corporation (the "Company" or "ERI") reporting events occuring on July 31, 1996 is amended and restated in its entirety as set forth below.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

    1. Mastering Computers, Inc. ("Mastering Computers") audited financial statements, attached hereto as Appendix I.


        a.  Report of Independent Public Accountants dated September 6,
            1996.
        b.  Balance Sheets as of December 31, 1994 and 1995.
        c. Statements of Operations for the years ended December 31, 1993, 1994 and 1995.
        d. Statements of Shareholders' Equity for the years ended December 31, 1993, 1994 and 1995.
        e. Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995.
        f.  Notes to Financial Statements.


    2. Mastering Computers unaudited condensed financial statements attached as Appendix II.

        a.  Balance Sheets as of June 30, 1996.
        b. Statements of Operations for the six months ended June 30, 1995 and 1996.
        c. Statements of Cash Flows for the six months ended June 30, 1995 and 1996.

(b) Pro Forma Financial Information, attached hereto as Appendix III.


    1. Unaudited Pro Forma Combined Condensed financial information for the six months ended June 30, 1995 and 1996, and for the years ended December 31, 1995, 1994 and 1993.




(c) Exhibits.


    27   Financial Data Schedule

                                   APPENDIX I

                              Mastering Computers

                              Financial Statements

                        December 31, 1993, 1994 and 1995


                                    Contents


         Report of Independent Public Accountants                          1

         Financial Statements

         Balance Sheets                                                    2
         Statements of Operations                                          3
         Statement of Shareholder's Equity (Deficit)                       4
         Statements of Cash Flows                                          5
         Notes to Financial Statements                                     6

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Mastering Computers, Inc.:



We have audited the accompanying balance sheets of MASTERING COMPUTERS, INC. (an Arizona S corporation) as of December 31, 1994 and 1995, and the related statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mastering Computers, Inc. as of December 31, 1994 and 1995, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona,
 September 6, 1996.

                           MASTERING COMPUTERS, INC.


                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1994 AND 1995




                                     ASSETS


                                                   1994        1995
                                                ----------  ----------
    CURRENT ASSETS:
     Cash and cash equivalents                  $  622,930  $1,450,556
     Accounts receivable, less allowance
      for doubtful accounts of $30,000             118,548     167,640
     Deferred expenses and other                   443,228     677,665
                                                ----------  ----------

         Total current assets                    1,184,706   2,295,861

    PROPERTY AND EQUIPMENT, net (Note 2)           224,870     279,636
                                                ----------  ----------

         Total assets                           $1,409,576  $2,575,497
                                                ==========  ==========


                      LIABILITIES AND SHAREHOLDER'S EQUITY


    CURRENT LIABILITIES:
     Accounts payable                           $  209,407  $  519,161
     Accrued expenses                              252,070     867,560
     Deferred revenue                            1,066,549     738,213
                                                ----------  ----------

         Total current liabilities               1,528,026   2,124,934
                                                ----------  ----------

    COMMITMENTS AND CONTINGENCIES
     (Notes 3 and 5)

    SHAREHOLDER'S (DEFICIT) EQUITY:
     Common Stock, no par value, 1,000
      shares authorized, 100 shares issued
      and outstanding (Notes 3 and 6)               16,000     216,000
     Retained (deficit) earnings                  (134,450)    234,563
                                                ----------  ----------

         Total shareholder's (deficit) equity     (118,450)    450,563
                                                ----------  ----------

         Total liabilities and shareholder's
          (deficit) equity                      $1,409,576  $2,575,497
                                                ==========  ==========







      The accompanying notes are an integral part of these balance sheets.

                           MASTERING COMPUTERS, INC.


                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995






                                             1993        1994        1995
                                          ----------  ----------  -----------

   REVENUE                                $3,894,998  $6,787,373  $10,167,219
                                          ----------  ----------  -----------

   OPERATING EXPENSES:
    Cost of revenue                        2,320,803   3,097,650    3,304,814
    Selling, general and administrative    1,815,639   3,350,867    6,243,853
    Depreciation                              19,960      62,179       50,716
                                          ----------  ----------  -----------

                Total operating expenses   4,156,402   6,510,696    9,599,383
                                          ----------  ----------  -----------

   NET OPERATING (LOSS) PROFIT              (261,404)    276,677      567,836

   OTHER (EXPENSE) INCOME, net                (2,551)    (16,849)      70,478
                                          ----------  ----------  -----------

   NET (LOSS) INCOME                      $ (263,955) $  259,828  $   638,314
                                          ==========  ==========  ===========
















   The accompanying notes are an integral part of these financial statements.

                           MASTERING COMPUTERS, INC.


                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995






                                                     Retained
                                           Common     Earnings
                                           Stock     (Deficit)  Total
                                           --------  ---------  ---------

      BALANCE AT DECEMBER 31, 1992         $ 16,000  $  (4,519) $  11,481
       Net loss                                   -   (263,955)  (263,955)
       Shareholder distributions                  -    (38,514)   (38,514)
                                           --------  ---------  ---------

      BALANCE AT DECEMBER 31, 1993           16,000   (306,988)  (290,988)
       Net income                                 -    259,828    259,828
       Shareholder distributions                  -    (87,290)   (87,290)
                                           --------  ---------  ---------

      BALANCE AT DECEMBER 31, 1994           16,000   (134,450)  (118,450)
       Net income                                 -    638,314    638,314
       Shareholder distributions                  -   (269,301)  (269,301)
       Issuance of stock options (Note 3)   200,000          -    200,000
                                           --------  ---------  ---------

      BALANCE AT DECEMBER 31, 1995         $216,000  $ 234,563  $ 450,563
                                           ========  =========  =========














   The accompanying notes are an integral part of these financial statements.

                           MASTERING COMPUTERS, INC.


                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995



                                                            1993           1994         1995
                                                        -------------  ------------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) income                                      $    (263,955)   $  259,828  $  638,314
 Adjustments to reconcile net income to net
   cash provided by operating activities-
     Depreciation                                              19,960        62,179      50,716
     Loss on disposal of property and equipment                 -            15,101      23,120
     Compensation from issuance of stock options
     (Note 3)                                                   -             -         200,000
     Changes in certain assets and liabilities-
       (Increase) decrease in accounts receivable            (217,584)      138,642     (49,092)
       Increase in deferred expenses and other               (346,501)      (45,449)   (234,437)
       Increase (decrease) in accounts payable                464,296      (322,153)    309,754
       Increase in accrued expenses                           121,661       130,309     615,490
       Increase (decrease)  in deferred revenue               799,160       102,663    (328,336)
                                                        -------------  ------------  ----------

             Net cash provided by operating activities        577,037       341,120   1,225,529
                                                        -------------  ------------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                          (79,686)     (171,388)   (128,602)
 Proceeds from disposition of property and equipment             -           24,526        -
                                                        -------------  ------------  ----------

             Net cash used in investing activities            (79,686)     (146,862)   (128,602)
                                                        -------------  ------------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from line of credit and long-term debt              250,000       300,000     250,000
 Payments on line of credit and long-term debt                (13,575)     (576,159)   (250,000)
 Distributions to shareholder                                 (38,514)      (87,290)   (269,301)
                                                        -------------  ------------  ----------

             Net cash provided by (used in)
                 financing activities                         197,911      (363,449)   (269,301)
                                                        -------------  ------------  ----------

               Net increase (decrease) in cash                695,262      (169,191)    827,626
                                                        -------------  ------------  ----------

CASH AND CASH EQUIVALENTS, beginning of year                   96,859       792,121     622,930
                                                        -------------  ------------  ----------

CASH AND CASH EQUIVALENTS, end of year                  $     792,121  $    622,930  $1,450,556
                                                        =============  ============  ==========

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
   Interest paid                                        $         972  $      5,554  $    6,193
                                                        =============  ============  ==========

SUPPLEMENTAL DISCLOSURE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:
   Compensation expense associated with issuance
     of stock options (Note 3)                          $        -     $       -     $  150,000
                                                        =============  ============  ==========


   The accompanying notes are an integral part of these financial statements.

                           MASTERING COMPUTERS, INC.


                         NOTES TO FINANCIAL STATEMENTS


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      NATURE OF OPERATIONS


Mastering Computers, Inc. (Mastering Computers), an Arizona S corporation, is primarily engaged in the presentation of technical computer software seminars across the continental United States. Mastering Computers also produces, sells and distributes a technical computer newsletter.


      REVENUE RECOGNITION

Seminar revenues received and related direct costs incurred prior to seminar presentation are deferred. Upon seminar completion, all related revenues and expenses are recognized. Newsletter subscription revenues are deferred and recognized over the term of the subscription, and related subscription fulfillment costs are expensed as incurred. Deferred seminar expenses were approximately $361,000 and $564,000 as of December 31, 1994 and 1995, respectively, and are included in deferred expenses and other on the accompanying balance sheets.

      INCOME TAXES


Mastering Computers is an S corporation under the Internal Revenue Code. As a result, Mastering Computers is not required to pay federal income taxes. Instead, the shareholder includes in his personal tax return the income or loss, as adjusted to reflect the effects of certain transactions which are accorded different accounting treatment for income tax purposes.


      CASH AND CASH EQUIVALENTS

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and the line of credit approximate fair value because of the short-term maturity of these financial instruments.

      RECENTLY ISSUED ACCOUNTING STANDARDS


Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), is required to be adopted by Mastering Computers in fiscal 1996. Pursuant to the provisions of SFAS No. 123, Mastering Computers will continue to account for transactions with its employees pursuant to Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Therefore, this statement is not expected to have a material effect on Mastering Computers' financial position or its results of operations when adopted.

      USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      CONCENTRATION OF CREDIT RISK


Financial instruments that potentially subject Mastering Computers to concentrations of credit risk consist of cash and accounts receivable. Mastering Computers places its cash with high quality financial institutions.




Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising Mastering Computers' customer base. Mastering Computers performs ongoing credit evaluations of its customers, but does not require collateral to support customer receivables. Mastering Computers established an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.


(2)  PROPERTY AND EQUIPMENT:


Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method. The following estimated useful lives are used for depreciation:


         Leasehold improvements                 5 years
         Computer equipment                   3-5 years
         Furniture and fixtures                 7 years
         Office equipment                     5-7 years

Maintenance and repairs are charged directly to expense as incurred. Expenditures of major renewals and betterments to property and equipment are capitalized.

For the years ended December 31, 1993, 1994 and 1995, maintenance and repair expenses were approximately $4,000, $10,000 and $11,000, respectively. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the accounts and any resulting gain or loss is included in operations.

Property and equipment consist of the following at:


                                                1994       1995
                                              --------   --------

              Leasehold improvements           $11,515    $28,912
              Computer equipment               155,430    212,658
              Furniture and fixtures            47,546     55,096
              Office equipment                  99,064    100,519
                                              --------   --------
                                               313,555    397,185
              Less- accumulated depreciation   (88,685)  (117,549)
                                              --------   --------
                                              $224,870   $279,636
                                              ========   ========


(3)  COMMITMENTS AND CONTINGENCIES:

      LEASE OBLIGATIONS


Mastering Computers leases various property and equipment under operating leases. Rent expense was approximately $31,000, $102,000 and $140,000 for the years ended December 31, 1993, 1994 and 1995, respectively. As of December 31, 1995, approximate future minimum lease payments under noncancelable operating leases are as follows:


     Year Ending
     December 31,
     ------------

        1996                 $166,000
        1997                  153,000
        1998                   58,000
                             --------
                             $377,000
                             ========


      LINES OF CREDIT


Mastering Computers had a revolving line of credit of $500,000 with a bank that expired in April 1996, guaranteed by the shareholder of Mastering Computers. This line of credit bore interest at prime. In addition, subsequent to December 31, 1995, Mastering Computers entered into a $1,000,000 line of credit with a commercial lending institution. The new line of credit bears interest at prime, interest due monthly and principal due at maturity, February 1997, and is collateralized by a personal guarantee of the shareholder and substantially all assets of Mastering Computers.

      STOCK OPTIONS


Mastering Computers has granted to certain key employees options to purchase shares of common stock of Mastering Computers which vest immediately at the grant date. The difference between the option price per share and the fair value of the underlying stock has been recorded as compensation expense at the grant date in the accompanying statements of operations and recorded in common stock.



                                                          Option
                                               Number      Price
                                              of Shares  Per Share
                                              ---------  ---------

              Outstanding, December 31, 1994        -    $    -
               Options granted                  13.95       17,200
                                                -----    ---------

              Outstanding, December 31, 1995    13.95    $  17,200
                                                =====    =========


(4)  RELATED PARTY TRANSACTIONS:


Mastering Computers paid approximately $529,000, $962,000 and $861,000 for the years ended December 31, 1993, 1994 and 1995, respectively, for printing, mailing, marketing and other creative services to companies owned by certain members of Mastering Computers Board of Advisors or family members of Mastering Computers' shareholder.



During 1995, Mastering Computers entered into an agreement to expand certain products available to seminar customers with a company owned by a family member and a member of Mastering Computers Board of Advisors. Mastering Computers had approximately $41,000 payable to the Company included in accrued expenses at December 31, 1995 relating to the agreement.


(5)  PROFIT SHARING PLAN:


Mastering Computers has a profit sharing plan for substantially all employees. All employees who have completed one year of service and reached the age of 21 are eligible to participate in the plan.



Mastering Computers contributions consist of an annual discretionary contribution. Mastering Computers' 1993 and 1994 annual contributions were $40,913 and $71,344, respectively. Mastering Computers made no 1995 annual contribution. The discretionary contribution is allocated to participants eligible to share in the contribution for the Plan year. The contribution is allocated based on a ratio of each participant's earnings to total compensation received by all eligible participants.


(6)  SUBSEQUENT EVENTS:


In February 1996, Mastering Computers granted 2.33 additional options to a key employee at an option price of $17,200 per share scheduled to vest ratably over a period of five years subject to immediate acceleration upon the occurrence of a change in control of Mastering Computers. The difference between the option price per share and the fair value per share of the underlying stock will be amortized as compensation expense over the vesting period.



Effective August 1, 1996, Mastering Computers merged with ERI, a publicly held entity whose chairman, president, and chief executive officer is a family member of Mastering Computers' shareholder. In connection with the merger, ERI issued 1,175,000 shares of stock for all the outstanding common stock of Mastering Computers in a transaction to be accounted for as a pooling of interests. As a result of the merger, Mastering Computers became a wholly owned subsidiary of ERI.

                                  APPENDIX II



                           MASTERING COMPUTERS, INC.


                            CONDENSED BALANCE SHEET

                              AS OF JUNE 30, 1996

                                   UNAUDITED

                                     ASSETS

                                                                        June 30,
                                                                          1996
                                                                       ----------
                                                                       (Unaudited)
CURRENT ASSETS:
 Cash and cash equivalents                                             $1,222,007
 Accounts receivable, less allowance for doubtful accounts of $75,000     390,140
 Deferred expenses and other                                              728,534
                                                                       ----------
               Total current assets                                     2,340,681

PROPERTY AND EQUIPMENT, net                                               834,520
                                                                       ----------
               Total assets                                            $3,175,201
                                                                       ==========

                      LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
 Accounts payable                                                      $  242,793
 Accrued expenses                                                       1,701,017
 Deferred revenue                                                       1,137,581
 Line of credit                                                         1,000,000
                                                                       ----------
               Total current liabilities                                4,081,391
                                                                       ----------
CAPITAL LEASE OBLIGATION, net of current portion                          213,254
                                                                       ----------

SHAREHOLDER'S DEFICIT:
 Common Stock, no par value, 1,000 shares authorized, 100
   shares issued and outstanding (Note 3)                                 366,000
 Deferred compensation (Note 3)                                          (150,000)
 Retained deficit                                                      (1,335,444)
                                                                       ----------
                   Total shareholder's deficit                         (1,119,444)
                                                                       ----------
                   Total liabilities and shareholder's deficit         $3,175,201
                                                                       ==========








       The accompanying notes are an integral part of this balance sheet.

                           MASTERING COMPUTERS, INC.


                       CONDENSED STATEMENTS OF OPERATIONS

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996

                                   UNAUDITED




                                                   1995        1996
                                                ----------  ----------


REVENUE                                         $5,233,384  $6,753,716
                                                ----------  ----------

OPERATING EXPENSES:
 Cost of revenue (Note 2)                        1,718,444   1,691,397
 Selling, general and administrative             3,053,350   5,530,869
 Depreciation                                       42,042      72,291
                                                ----------  ----------

             Total operating expenses            4,813,836   7,294,557
                                                ----------  ----------

NET OPERATING PROFIT (LOSS)                        419,548    (540,841)

OTHER INCOME (EXPENSE), net                         20,028     (27,725)
                                                ----------  ----------

NET INCOME (LOSS)                               $  439,576  $ (568,566)
                                                ==========  ==========














   The accompanying notes are an integral part of these financial statements.

                           MASTERING COMPUTERS, INC.


                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996

                                   UNAUDITED


                                                              1995        1996
                                                           ----------  -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                $  439,576   $ (568,566)
 Adjustments to reconcile net income to net cash
   provided by operating activities-
     Depreciation                                              42,042       72,291
     Loss on disposal of property and equipment                 -           55,134
     Compensation from issuance of stock options (Note 3)     200,000        -
     Changes in certain assets and liabilities-
      Increase in accounts receivable                         (34,058)    (222,500)
      Increase in deferred expenses and other                 (17,285)     (50,869)
      Increase (decrease) in accounts payable                  49,071     (276,368)
      Increase in accrued expenses                            414,044      833,457
      (Decrease) increase in deferred revenue                (207,355)     399,368
                                                           ----------  -----------

             Net cash provided by operating activities        886,035      241,947
                                                           ----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                         (105,731)    (486,255)
 Proceeds from disposition of property and equipment            -           17,200
                                                           ----------  -----------

             Net cash used in investing activities           (105,731)    (469,055)
                                                           ----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from line of credit                                  26,754    1,000,000
 Distributions to shareholder                                 (79,620)  (1,001,441)
                                                           ----------  -----------

             Net cash (used in) provided by
               financing activities                           (52,866)     (1,441)
                                                           ----------  -----------

             Net increase (decrease) in cash                  727,438     (228,549)
                                                           ----------  -----------

CASH AND CASH EQUIVALENTS, beginning of period                622,930    1,450,556

CASH AND CASH EQUIVALENTS, end of period                   $1,350,368   $1,222,007
                                                           ==========  ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
   Interest paid                                           $      707  $    25,828
                                                           ==========  ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:
   Deferred compensation associated with issuance of
     stock options (Note 3)                                $    -      $   150,000
                                                           ==========  ===========

   Equipment acquired under capital lease                  $    -      $   213,254
                                                           ==========  ===========


   The accompanying notes are an integral part of these financial statements.

                           MASTERING COMPUTERS, INC.


               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS



(1)  BASIS OF PRESENTATION:


The accompanying condensed interim financial statements have been prepared by Mastering Computers without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying condensed interim financial statements should be read in conjunction with Mastering Computers' historical financial statements and notes.


The accompanying unaudited condensed interim financial statements reflect, in the opinion of management, all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the financial position and results of operations for the periods presented. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities as well as disclosure of contingent assets and liabilities at the date of the accompanying condensed financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.


(2)  CONSULTING ARRANGEMENT:



In the second quarter of 1996, pursuant to a contract entered into in May 1996 between Mastering Computers and ERI, Mastering Computers incurred expenses of approximately $600,000 for consulting services which were performed by ERI and are included in selling, general and administrative in the accompanying statements of operations.


(3)  STOCK OPTIONS:


In January 1996, Mastering Computers granted options for 2.33 shares of common stock to a key employee at an exercise price of $17,200 per share scheduled to vest ratably over a period of five years, subject to immediate acceleration upon the occurrence of a change in control of Mastering Computers (See Note 4). The difference between the exercise price per share and the fair value per share of the underlying stock will be amortized as compensation expense over the vesting period and is included as deferred compensation at June 30, 1996 in the accompanying condensed balance sheet.


(4)  MERGER WITH EAGLE RIVER INTERACTIVE, INC.:


Effective August 1, 1996, Mastering Computers merged with ERI, a publicly held entity whose chairman, president, and chief executive officer is a family member of the Mastering Computers shareholder. In connection with the merger, ERI issued 1,175,000 shares of stock for all the outstanding common stock of the Company in a transaction to be accounted for as a pooling of interests. As a result of the merger, Mastering Computers became a wholly owned subsidiary of ERI.

                                  APPENDIX III

                           COMPANY AND MASTERING COMPUTERS

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


         The unaudited pro forma condensed combined financial statements assume a business combination between ERI and Mastering Computers accounted for on a pooling-of-interests basis. The pro forma condensed combined balance sheet combines ERI's consolidated condensed consolidated balance sheet as of June 30, 1996 with Mastering Computers' condensed balance sheet as of June 30, 1996 giving effect to the merger as if it had occurred on June 30, 1996. The unaudited pro forma condensed combined statements of operations combine ERI's and Mastering Computers' historical results for the six months ended June 30, 1995 and 1996 and the years ended December 31, 1993, 1994 and 1995 giving effect to the merger as if it had occurred at the beginning of the earliest period presented. The pro forma condensed combined financial statements are based on the historical financial statements and the notes thereto of ERI included in the Registration Statement on Form S-1 as restated in ERI's amended Form 8-k filed on September 6, 1996 and the historical financial statements of Mastering Computers included herein.



         The unaudited pro forma condensed combined financial statements give effect only to the reclassifications and adjustments set forth in the accompanying notes to unaudited pro forma condensed combined financial statements. Unaudited pro forma information is not necessarily indicative of the results of operations or financial position which would have occurred had the merger been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of ERI's future results of operations or financial position. The unaudited pro forma condensed combined financial statements do not incorporate any benefits from cost savings or synergies of operations of the combined company.



         The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of ERI and the financial statements of Mastering Computers included herein.

Eagle River Interactive, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
(in thousands)


                                                               As of June 30, 1996
                                                 ------------------------------------------------
                                                             Historical
                                                  ----------------------------------
                                                  Eagle River Mastering   Pro Forma      Pro Forma
                                                  Interactive Computers  Adjustments      Combined
            ASSETS                                ---------------------  -----------     ---------
Current Assets:
   Cash . . . . . . . . . . . . . . . . . . . . . $ 42,783      $ 1,222          -        $ 44,005
   Accounts receivable, net . . . . . . . . . . .    2,532          390         (600)(b)     2,322
   Other current assets . . . . . . . . . . . . .    2,254          729          -           2,983
                                                  ---------------------  -----------      --------
    Total . . . . . . . . . . . . . . . . . . . .   47,569        2,341         (600)       49,310

Property and Equipment, net . . . . . . . . . . .    4,739          835          -           5,574
Other Assets, net . . . . . . . . . . . . . . . .    4,553          -            -           4,553
                                                  ---------------------  -----------      --------
Total assets. . . . . . . . . . . . . . . . . . . $ 56,861      $ 3,176         (600)     $ 59,437
                                                  =====================  ===========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable . . . . . . . . . . . . . . . $    540      $   243          -             783
   Accrued liabilities. . . . . . . . . . . . . .    1,478        1,701         (600)(b)     2,579
   Other current liabilities. . . . . . . . . . .      261        1,138          -           1,399
   Current portion of note payable and
     capital lease obligation . . . . . . . . . .      589        1,000          -           1,589
                                                  ---------------------  -----------      --------
    Total . . . . . . . . . . . . . . . . . . . .    2,868        4,082         (600)        6,350

Note payable and capital lease obligation . . . .      919          213          -           1,132
                                                  ---------------------  -----------      --------
    Total liabilities . . . . . . . . . . . . . .    3,787        4,295         (600)        7,482

Stockholders' Equity:

   Common Stock . . . . . . . . . . . . . . . . .       11          366         (365)(a)        12
   Deferred Compensation . . . . . . . . . . . .       -           (150)         -            (150)
   Additional paid-in capital . . . . . . . . . .   54,602          -            365 (a)    54,967
   Accumulated deficit. . . . . . . . . . . . . .   (1,539)      (1,335)         -          (2,874)
                                                  ---------------------  -----------      --------
    Total . . . . . . . . . . . . . . . . . . . .   53,074       (1,119)         -          51,955
                                                  ---------------------  -----------      --------
Total Liabilities and Stockholders' Equity. . . . $ 56,861      $ 3,176         (600)     $ 59,437
                                                  =====================  ===========      ========



(a) Pro forma adjustment to common stock and additional paid-in capital to reflect the issuance of 1,175,000 shares of ERI common stock for all 100 shares of outstanding Mastering Computers common stock.



(b) Pro forma adjustment to eliminate a receivable recorded by ERI and payable recorded by Mastering Computers for consulting services provided to Mastering Computers by ERI under a contract entered into in May 1996.

Eagle River Interactive, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
(in thousands, except per share data)




                                                           For the Six Months Ended June 30, 1996
                                                   --------------------------------------------------
                                                         Historical
                                                   ------------------------
                                                   Eagle River    Mastering    Pro Forma      Pro Forma
                                                   Interactive    Computers   Adjustments      Combined
                                                   -------------------------  ------------    ----------
Revenue                                            $     9,490   $     6,754  $    (600)(a)   $   15,644
                                                   -------------------------  ----------      ----------

Operating Expenses:
  Cost of Revenue                                        6,761         1,691                       8,452
  Selling, General and Administrative                    3,772         5,531       (600)(a)        8,703
  Depreciation                                             739            72                         811
                                                   -------------------------  ----------      ----------
Total Operating Expenses                                11,272         7,294       (600)          17,966
                                                   -------------------------  ----------      ----------

Net Operating Income (Loss)                             (1,782)         (540)        -            (2,322)

Other Income (Expenses)                                    665           (28)        -               637
                                                   -------------------------  ----------      ----------
Income (loss) from Continuing Operations
 Before Tax Benefit                                     (1,117)         (568)        -            (1,685)

Tax Benefit (Provision)                                    755           -           -               755
                                                   -------------------------  ----------      ----------

Loss From Continuing Operations                           (362)         (568)        -              (930)
                                                   -------------------------  ----------      ----------

Loss From Continuing Operations Per Common Share   $     (0.04)                               $    (0.08)
                                                   ===========                                ==========

Weighted Average Number of Common
   Shares and Common Share Equivalents             ------------               ----------      ----------
   Outstanding                                       10,128,211                1,175,000      11,303,211
                                                   ============               ==========      ==========



(a) Pro forma adjustment to eliminate revenue recorded by ERI and general and administrative expenses recorded by Mastering Computers for consulting services provided to Mastering Computers by ERI under a contract entered into in May 1996.




                                                              For the Six Months Ended June 30, 1995
                                                     ------------------------------------------------------
                                                              Historical
                                                     --------------------------
                                                     Eagle River      Mastering    Pro Forma     Pro Forma
                                                     Interactive      Computers   Adjustments     Combined
                                                     --------------------------   -----------    ----------
Revenue                                              $   5,547            5,233                      10,780
                                                     --------------------------                  ----------
Operating Expenses:
  Cost of Revenue                                        4,051            1,718                       5,769
  Selling, General and Administrative                    1,427            3,053                       4,480
  Depreciation                                             426               42                         468
                                                     --------------------------                  ----------
Total Operating Expenses                                 5,904            4,813                      10,717

Net Operating Income (Loss)                               (357)             420                          63

Other Income (Expenses)                                   (317)              20                        (297)
                                                     --------------------------                  ----------
Income (loss) from Continuing Operations
 Before Tax Benefit                                       (674)             440                        (234)

Tax Benefit (Provision)                                    -                -                           -
                                                     --------------------------                  ----------

Income (loss) From Continuing Operations                  (674)             440                        (234)
                                                     --------------------------                  ----------

Income (loss) From Continuing Operations
   Per Common Share                                  $   (0.13)                                  $    (0.04)
                                                     =========                                   ==========
Weighted Average Number of Common
   Shares and Common Share Equivalents               ---------                     ----------     ---------
   Outstanding                                       5,254,471                      1,198,968     6,453,439
                                                     =========                     ========================


Eagle River Interactive, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
(in thousands, except per share data)


                                                 For the Year Ended December 31, 1995       For the Year Ended December 31, 1994
                                           -----------------------------------------------  -------------------------------------
                                                Historical                                         Historical
                                           ----------------------                            ----------------------
                                           Eagle River  Mastering   Pro Forma    Pro Forma   Eagle River  Mastering   Pro Forma
                                           Interactive  Computers  Adjustments   Combined    Interactive  Computers    Combined
                                           -----------  ---------  -----------   ---------   ----------------------   ---------
Revenue                                    $   10,618    $ 10,167                $  20,785   $ 4,395       $  6,787    $ 11,182
                                           ----------------------                ---------   ----------------------    --------
Operating Expenses:
  Cost of Revenue                               8,345       3,305                   11,650     3,163          3,098       6,261
  Selling, General and Administrative           3,865       6,244                   10,109     1,355          3,351       4,706
  Depreciation                                  1,005          51                    1,056       587             62         649
                                           ----------------------                ---------   ----------------------    --------
Total Operating Expenses                       13,215       9,600                   22,815     5,105          6,511      11,616
                                           ----------------------                ---------   ----------------------    --------

Net Operating Income (Loss)                    (2,597)        567                   (2,030)     (710)           276        (434)

Other Income (Expenses)                          (671)         70                     (601)      (98)           (16)       (114)
                                           ----------------------                ---------   ----------------------    --------

Income (loss) from Continuing Operations
 Before Tax Benefit                            (3,268)        637                   (2,631)     (808)           260        (548)

Tax Benefit (Provision)                           -           -                        -         -              -           -
                                           ----------------------                ---------   ----------------------    --------

Income (loss) From Continuing Operations       (3,268)        637                   (2,631)     (808)           260        (548)
                                           ----------------------                ---------   ----------------------    --------

Income (loss) From Continuing
   Operations Per Common Share             $    (0.54)                           $   (0.36)
                                           ===========                           =========

Weighted Average Number of Common
   Shares and Common Share Equivalents     ----------                ---------   ---------
   Outstanding                              6,078,577                1,198,968   7,277,545
                                           ==========                =====================


Eagle River Interactive, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
(in thousands, except per share data)



                                              For the Year Ended December 31, 1993
                                              -------------------------------------
                                                     Historical
                                              ------------------------
                                              Eagle River    Mastering    Pro Forma
                                               Interactive   Computers     Combined
                                              ------------------------    ---------
Revenue                                           4,460         3,895         8,355
                                                  -------------------         -----
Operating Expenses:
  Cost of Revenue                                 3,505         2,321         5,826
  Selling, General and Administrative               998         1,816         2,814
  Depreciation                                      178            20           198
                                                  -------------------         -----
Total Operating Expenses                          4,681         4,157         8,838
                                                  -------------------         -----
Net Operating Income (Loss)                        (221)         (262)         (483)

Other Income (Expenses)                             (17)           (2)          (19)
                                                  -------------------         -----
Income (loss) from Continuing Operations
 Before Tax Benefit                                (238)         (264)         (502)

Tax Benefit (Provision)                               -             -             -
                                                  -------------------         -----
Income (loss) From Continuing Operations           (238)         (264)         (502)
                                                  -------------------         -----


NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (UNAUDITED)

BASIS OF PRESENTATION

Pro Forma Basis of Presentation


The pro forma condensed combined financial statements reflect the issuance of 1,175,000 shares of ERI Common Stock for all 100 shares of outstanding Mastering Computers' Common Stock in connection with the Merger.






Merger Transaction Costs


ERI and Mastering Computers estimate direct transaction costs of approximately $.75 million associated with the Merger, consisting of transaction fees for investment bankers, attorneys, accountants and other related charges. The nonrecurring costs will be charged to operations in future fiscal quarters and have not been reflected in the pro forma condensed combined statements of operations.



PRO FORMA INCOME (LOSS) PER COMMON SHARE


The pro forma combined income (loss) per share is based on the combined weighted average number of common and dilutive common equivalent shares of ERI Common Stock and Mastering Computers Common Stock outstanding for each period, using the exchange ratio based on the issuance of 1,175,000 shares of ERI Common Stock for all of the outstanding shares of Mastering Computers Common Stock. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins and Staff Policy, such computations include all common and common equivalent shares issued within 12 months of ERI's Initial Public Offering date as if they were outstanding for all periods presented using the treasury stock method. Pro forma income (loss) per share for periods prior to the year ended December 31, 1995 have not been presented as they are not considered to be meaningful given the changes in ERI's capital structure upon ERI's Initial Public Offering.


COMFORMING AND PRO FORMA ADJUSTMENTS

There were no adjustments required to conform the accounting policies of ERI and Mastering Computers. Certain amounts for Mastering Computers have been reclassified to conform with ERI's financial statement presentation.

                            SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                        Eagle River Interactive,

Date: October 15, 1996

                                        /s/ Marc Pinto
                                        -------------------------
                                        Marc Pinto
                                        Executive Vice President,
                                        Chief Financial Officer

                             EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------
   27                  Financial Data Schedule